Corporate Capital Trust II - 8-K

Exhibit 10.1

INCREMENTAL COMMITMENT AGREEMENT

dated as of June 11, 2018,

made by

ING CAPITAL LLC,
as Increasing Lender

relating to the

SENIOR SECURED REVOLVING CREDIT AGREEMENT

dated as of July 14, 2017,

among

CORPORATE CAPITAL TRUST II,
as Borrower,

The Lenders Parties Thereto,

and

ING CAPITAL LLC,
as Administrative Agent and Collateral Agent

INCREMENTAL COMMITMENT AGREEMENT (this “Agreement”), dated as of June 11, 2018 and effective as of the Effective Date (as defined below), by and among CORPORATE CAPITAL TRUST II (the “Borrower”), ING CAPITAL LLC, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), and ING CAPITAL LLC, as increasing lender (in such capacity, the “Increasing Lender”), relating to the SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of July 14, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and the several banks and other financial institutions or entities from time to time party to the Credit Agreement.

A.

The Borrower has requested that the Increasing Lender provide an additional Commitment (which, for the avoidance of doubt, shall be a Multicurrency Commitment) on and as of the Effective Date in an aggregate amount equal to $12,000,000 (the “Incremental Commitment”) pursuant to Section 2.07(f) of the Credit Agreement.

B.

The Increasing Lender is willing to make the Incremental Commitment on and as of the Effective Date on the terms and subject to the conditions set forth herein and in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.03 of the Credit Agreement shall apply equally to this Agreement. This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Incremental Commitment. (a) Pursuant to Section 2.07(f) of the Credit Agreement and subject to the terms and conditions hereof, the Increasing Lender hereby agrees to make the Incremental Commitment to the Borrower effective on and as of the Effective Date. The Incremental Commitment shall constitute an additional “Multicurrency Commitment” and a “Commitment Increase” for all purposes of the Credit Agreement and the other Loan Documents and the Effective Date shall be the “Commitment Increase Date” of the Incremental Commitment for purposes of Section 2.07(f) of the Credit Agreement (and, for the avoidance of doubt, shall constitute a “Commitment” for purposes of that certain facility fee letter agreement, dated as of July 14, 2017, among the Borrower and the Lenders).

(b)

The terms of the Incremental Commitment shall be the same as the other Multicurrency Commitments made under the Credit Agreement.

(c)

On the Effective Date, in connection with the adjustments, if any, to any outstanding Loans and participation interests contemplated by Section 2.07(f)(iv) of the Credit Agreement, the Increasing Lender shall make a payment to the Administrative Agent, for the account of the other Lenders, in an amount calculated by the Administrative Agent in accordance with such section, so that after giving effect to such payment and to the distribution thereof to the other Lenders in accordance with such section, the Loans are held ratably by the Lenders in accordance with the respective Multicurrency Commitments of such Lenders (after giving effect to the Incremental Commitment and any other Commitment Increases, if any, occurring on the Effective Date).

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SECTION 3. Conditions Precedent to Incremental Commitment. This Agreement, and the Incremental Commitment of the Increasing Lender, shall become effective on and as of the Business Day (the “Effective Date”) occurring on which the following conditions precedent have been satisfied:

(a)

the Administrative Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of the Borrower, the Administrative Agent and the Increasing Lender;

(b)

on the Effective Date, each of the conditions set forth or referred to in Section 2.07(f)(i) of the Credit Agreement shall be satisfied, and pursuant to Section 2.07(f)(ii)(A) of the Credit Agreement, the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower dated the Effective Date certifying as to the foregoing;

(c)

the Administrative Agent shall have received for the account of the Lenders the amounts, if any, payable under Section 2.14 of the Credit Agreement as a result of the adjustments of Borrowings pursuant to Section 2(c) of this Agreement; and

(d)

the Administrative Agent shall have received all other reasonable and documented out-of-pocket fees and expenses related to this Agreement due and owing on the Effective Date.

SECTION 4. Representations and Warranties of the Borrower. To induce the other parties hereto to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Increasing Lender that, as of the date hereof and as of the Effective Date:

(a)

This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)

Each of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(c)

No Default has occurred and is continuing on the date hereof or on the Effective Date or shall result from the Incremental Commitment.

SECTION 5. [Reserved].

SECTION 6. Consent and Reaffirmation. (a)  The Borrower agrees that, notwithstanding the effectiveness of this Agreement, the Guarantee and Security Agreement and each of the other Security Documents continue to be in full force and effect, (b) the Borrower acknowledges that the terms “Credit Agreement Obligations,” “Guaranteed Obligations” and “Secured Obligations” (each as defined in the Guarantee and Security Agreement) include any and all Loans made now or in the future by any Increasing Lender in respect of its respective Incremental Commitment and all interest and other amounts owing in respect thereof under the Loan Documents (including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding), and (c) the Borrower confirms its grant of a security interest in its assets as Collateral for the Secured Obligations, all as provided in the Loan Documents as originally executed (and amended prior to the Effective Date and supplemented hereby).

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SECTION 7. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 8. Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement, that are due and owing as of the date hereof, in accordance with the Credit Agreement, including the reasonable, documented and out-of-pocket fees, charges and disbursements of one outside counsel for the Administrative Agent.

SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10. Applicable Law; Jurisdiction; Consent to Service of Process; Other. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 9.09 OF THE CREDIT AGREEMENT (AND ALL OTHER APPLICABLE PROVISIONS OF ARTICLE IX OF THE CREDIT AGREEMENT) ARE HEREBY INCORPORATED BY REFERENCE.

SECTION 11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13. No Third Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any other person or entity. No person or entity other than the parties hereto shall have any rights under or be entitled to rely upon this Agreement.

SECTION 14. Acknowledgment and Consent. The Administrative Agent hereby acknowledges that it has received notice pursuant to Section 2.07(f)(i) of the Credit Agreement within the time period required thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

CORPORATE CAPITAL TRUST II,
as Borrower

By:	/s/ William Goebel
Name: Title:	William Goebel Chief Financial Officer

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ING CAPITAL LLC,
as Administrative Agent

By:	/s/ Patrick Frisch
Name: Title:	Patrick Frisch Managing Director

By:	/s/ Dominik Breuer
Name:	Dominik Breuer
Title:	Vice President

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ING CAPITAL LLC
as an Increasing Lender

By:	/s/ Patrick Frisch
Name:	Patrick Frisch
Title:	Managing Director

By:	/s/ Dominik Breuer
Name: Title:	Dominik Breuer Vice President

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